Exhibit 99.1

FOR IMMEDIATE RELEASE: APRIL 16, 2013

GEOPETRO ANNOUNCES INTENT TO APPEAL NYSE MKT DETERMINATION

TO INITIATE DELISTING PROCEEDINGS

San Francisco, CA — April 16, 2013 – GeoPetro Resources Company (NYSE MKT: GPR) (“GeoPetro” or the “Company”) today announced that on April 10, 2013, the Company received notice from the NYSE MKT LLC (the “Exchange”) indicating that after a review of the plan previously submitted by the Company to regain compliance with the Exchange’s continued listing standards (the “Plan”), the Exchange determined that the Company has not made sufficient progress consistent with the Plan in order to regain compliance with Section 1003(a)(iv) of the NYSE MKT LLC Company Guide (the “Company Guide”) by July 31, 2013 and that its securities are, therefore, subject to being delisted from the Exchange. In the notice, the Exchange also informed the Company that in accordance with Sections 1203 and 1009(d) of the Company Guide, the Company has a right to appeal the Exchange’s determination by requesting an oral hearing or a hearing based on a written submission before the Exchange’s Listing Qualifications Panel (the “Panel”).

The Company intends to appeal the Exchange’s determination by requesting an oral hearing before the Panel, which request will stay the delisting determination until at least such time as the Panel renders a determination following the hearing. The Company anticipates that the hearing will take place in approximately six (6) to eight (8) weeks time. The Company is undertaking steps to address the deficiencies raised by the Exchange. However, there can be no assurance that the Company will be successful in its appeal and that the Company’s request for continued listing will be granted. Receipt of the aforementioned notice from the Exchange, and the delisting or potential delisting of the Company’s securities by the Exchange, will not affect the proposed merger of the Company with a wholly owned subsidiary of MCW Energy Group Limited (previously announced), though no assurance can be given that the conditions to the merger will be either satisfied or waived.

As previously announced on July 5, 2012, GeoPetro Resources Company received notice from the Exchange on June 28, 2012, indicating that the Company did not satisfy the continued listing standards of the Exchange set forth in Section 1003(a)(iv) of the Company Guide, which applies if a listed company has sustained losses which are so substantial in relation to its overall operations or its existing financial resources, or its financial condition has become so impaired that it appears questionable, in the opinion of the Exchange, as to whether the Company will be able to continue operations and/or meet its obligations as they mature. In order to maintain its listing, the Company was required to submit a plan addressing how it intended to regain compliance with Section 1003(a)(iv) of the Company Guide by July 30, 2012. The Company provided the Exchange with the Plan on July 30, 2012. On August 27, 2012, the Exchange notified the Company that it accepted the Plan and granted the Company until September 28, 2012 to regain compliance with the continued listing standards (the “Plan Period”). Furthermore, on October 9, 2012, the Exchange notified the Company that it had determined that, in accordance with Section 1009 of the Company Guide, the Company made a reasonable demonstration of its ability to regain compliance with Section 1003(a)(iv) of the Company Guide by December 31, 2012, through which date the Exchange extended the Plan Period.

Further, as previously disclosed in a Current Report on Form 8-K filed November 28, 2012, the Company received notice from the Exchange on November 21, 2012, indicating that the Company did not satisfy the continued listing standards of the Exchange set forth in Section 1003(f)(v) of the Company Guide because the Company’s common stock had traded at a low price per share for a substantial period of time. In the notice, the Exchange predicated the Company’s continued listing on the Exchange on the Company effecting a reverse stock split of its common stock by May 21, 2013.

About GeoPetro

GeoPetro is an independent oil and natural gas company headquartered in San Francisco, California. GeoPetro currently has projects in the United States and Canada. GeoPetro has developed an oil and gas property in its Madisonville Field Project in Texas. Elsewhere, GeoPetro has assembled a geographically-diversified portfolio of exploratory and appraisal prospects.

Additional Information and Where to Find It

This communication is being made partly in respect of the proposed transaction involving the Company and MCW Energy Group Limited. The proposed transaction will be submitted to the shareholders of the Company for their consideration. In connection with the proposed transaction, the Company will prepare a proxy statement to be filed with the SEC. The Company plans to file with the SEC other documents regarding the proposed transaction. SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT REGARDING THE PROPOSED TRANSACTION AND ANY OTHER RELEVANT DOCUMENTS CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. The definitive proxy statement will be mailed to the Company’s shareholders. You may obtain copies of all documents filed with the SEC concerning the proposed transaction, free of charge, at the SEC’s website at www.sec.gov. In addition, shareholders may obtain free copies of the documents filed with the SEC by the Company by going to the Company’s Investor Relations website page by clicking the “Investor Relations” link at www.geopetro.com or by sending a written request to the Company’s Secretary at 150 California Street, Suite 600, San Francisco, CA 94111, or by calling the President of the Company at (415) 398-8186.

The Company, its directors, and certain of its executive officers may be considered participants in the solicitation of proxies in connection with the proposed transaction. Information about the directors and executive officers of the Company and their ownership of Company stock is set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012.

Cautionary Note Regarding Forward-Looking Statements

Certain items in this press release and other information GeoPetro provides from time to time may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 including, but not necessarily limited to, statements relating to future events and financial performance. You can identify these forward-looking statements by the use of forward-looking words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “could,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates,” “target,” “projects,” “contemplates” or the negative version of those words or other comparable words. Any forward-looking statements contained in this press release are based upon GeoPetro’s historical performance and on GeoPetro’s current plans, estimates, and expectations in light of information currently available to GeoPetro. Such forward-looking statements are subject to various risks and uncertainties and assumptions relating to GeoPetro’s operations, financial results, financial condition, business, prospects, growth strategy, and liquidity. For a discussion of such risks and uncertainties, see “Risk Factors” included in GeoPetro’s Annual Report on Form 10-K. Furthermore, GeoPetro is under no obligation to update or alter any of the forward-looking statements contained in this press release as a result of new information, future events or otherwise, unless required by law.

No stock exchange or regulatory authority has approved or disapproved of the information contained herein.

For further information please contact:

GeoPetro Resources Company	Telephone: (415) 398-8186
Stuart J. Doshi, President & CEO	E-Mail: sdoshi@geopetro.com
Website: www.geopetro.com